UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2005
TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

     (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement	1
Item 9.01 Financial Statements and Exhibits	1

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Item 1.01 Entry into a Material Definitive Agreement
     On December 15, 2005, the Tekelec 2004 Equity Incentive Plan for New Employees (the “2004 Plan”) was amended by the Board of Directors of Tekelec (the “Company”) to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder by 1,000,000 shares. As a result of the amendment, a total of 7,000,000 shares of the Company’s Common Stock has been authorized and reserved for issuance under the 2004 Plan.
     Under the 2004 Plan, the Company is authorized to grant nonstatutory stock options, restricted stock units and restricted stock awards to new employees of the Company and its subsidiaries, including individuals who become employed with the Company and its subsidiaries as a result of business acquisitions, as an inducement to their entering into such employment. The 2004 Plan has not been approved by the shareholders of the Company based on the exception provided in Nasdaq Marketplace Rule 4350(i)(1)(A)(iv) to the shareholder approval requirements of The Nasdaq Stock Market.
     The foregoing description of the 2004 Plan is qualified in its entirely by reference to the 2004 Plan which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as amended by (i) Amendment Nos. 1 and 2 which are filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on March 24, 2005, (ii) Amendment No. 3 which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on May 6, 2005, (iii) Amendment No. 4 which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on August 3, 2005, and (iv) Amendment No. 5 which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed as a part of this Current Report on Form 8-K:

	Exhibit No.	Description

	10.1	Amendment No. 5 dated December 15, 2005 to Tekelec 2004 Equity Incentive Plan for New Employees

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: December 20, 2005	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 5 dated August 1, 2005 to Tekelec 2004 Equity Incentive Plan for New Employees